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                                                                   Exhibit 23.0




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-37437, 333-37229, 333-30835, 333-13723, 333-43303, 333-
46243, 333-2672, 333-49781 and 333-52601)  and on Forms S-8 (Nos. 333-05705 and
333-12551) filed by Home Properties of New York, Inc. of our report dated May 28, 1998, on our audit of the Colonies Apartments for the year ended December 31, 1997, which report is included in the accompanying Form 8-K. We also consent to the reference to our firm under the caption "Experts".


                      /s/ Coopers & Lybrand L.L.P.
                      COOPERS & LYBRAND L.L.P.

Rochester, New York
June 2, 1998